UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2025, Financial Institutions, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Subordinated Note Purchase Agreements”) with certain qualified institutional buyers and institutional accredited investors (collectively, the “Subordinated Note Purchasers”) pursuant to which the Company issued $80.0 million in aggregate principal amount of its 6.50% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Subordinated Notes”) at a price equal to 100% of the principal amount. The Subordinated Note Purchase Agreements include customary representations, warranties, and covenants. The representations, warranties, and covenants contained in the Subordinated Note Purchase Agreements were made only for purposes of the Subordinated Note Purchase Agreements and as of specific dates, were solely for the benefit of the parties to the Subordinated Note Purchase Agreements, and are not representations of factual information to investors about the Company or its subsidiaries.

The Subordinated Notes were offered and sold by the Company to the Subordinated Note Purchasers in a private placement transaction in reliance on the Section 4(a)(2) exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the offering to redeem $65.0 million of its currently outstanding subordinated notes and for general corporate purposes.

The Subordinated Notes mature on December 15, 2035 and bear interest at a fixed annual rate of 6.50%, payable semi-annually in arrears, to but excluding December 15, 2030. From and including December 15, 2030 to but excluding the maturity date or earlier prepayment date, the interest rate will reset quarterly to an interest rate per annum initially equal to the then-current three-month Secured Overnight Financing Rate plus 312 basis points, payable quarterly in arrears. The Company is entitled to prepay the Subordinated Notes, in whole or in part, any time on or after December 15, 2030 and to redeem the Subordinated Notes at any time, in whole or in part, upon certain other events. Any prepayment of the Subordinated Notes will be subject to prior regulatory approval to the extent required.

On December 11, 2025, in connection with the issuance of the Subordinated Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the Subordinated Note Purchasers. Pursuant to the Registration Rights Agreements, the Company has agreed to take certain actions to provide for the exchange of the Subordinated Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Subordinated Notes (the “Exchange Notes”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreements, it would be required to pay additional interest to the holders of the Subordinated Notes.

The Subordinated Notes were issued under an Indenture, dated December 11, 2025 (the “Indenture”), by and between the Company and Wilmington Trust, National Association as trustee (the “Trustee”). The Subordinated Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Subordinated Notes are not subject to redemption or prepayment at the option of the holders. The Subordinated Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Subordinated Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Subordinated Notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

The form of Subordinated Note Purchase Agreement, the form of Registration Rights Agreement, the Indenture, and the form of Subordinated Note are attached as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Subordinated Note Purchase Agreements, the Registration Rights Agreement, the Indenture, and the Subordinated Notes are not complete and are qualified in their entirety by reference to the complete text of the relevant exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant

The information set forth and incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On December 11, 2025, the Company issued a press release announcing the completion of the offering of the Subordinated Notes, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On December 11, 2025, the Company notified the Trustee of its intention to redeem the remaining $65.0 million of its currently outstanding subordinated notes, consisting of $30.0 million in aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes due 2030, which were originally issued in 2015 (the “2015 Notes”), and $35.0 million in aggregate principal amount of its 4.375% Fixed-to-Floating Rate Subordinated Notes due 2030, which were originally issued in 2020 (the “2020 Notes,” and together with the 2015 Notes, the “Called Notes”). The redemption price for the Called Notes will equal 100% of the aggregate principal amount of the Called Notes, plus accrued and unpaid interest to, but excluding the redemption date. The redemption is expected to occur on or about January 15, 2026. The Called Notes bear interest at a variable rate, reset quarterly, which most recently approximated 8.17% per annum for the 2015 Notes and approximately 8.11% per annum for the 2020 Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description	Location
4.1	Indenture, dated December 11, 2025, between Financial Institutions, Inc. and Wilmington Trust, National Association, as Trustee	Filed Herewith

4.2	Form of Subordinated Note (incorporated by reference to Exhibit A-1 and Exhibit A-2 to Exhibit 4.1)	Filed Herewith

10.1	Form of Subordinated Note Purchase Agreement	Filed Herewith

10.2	Form of Registration Rights Agreement	Filed Herewith

99.1	Press Release issued by Financial Institutions, Inc. on December 11, 2025	Filed Herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	December 11, 2025	By:	/s/ W. Jack Plants, II
W. Jack Plants, II Executive Vice President, Chief Financial Officer and Treasurer